Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 5, 2010, between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”, which term shall mean and include any Affiliate (as defined below) of such Luxembourg corporation designated by it to purchase any Shares (as defined below) at any Closing (as defined below)).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or threatened in writing against or specifically affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local, or foreign), stock market, stock exchange, or trading facility; provided that Action shall not mean or include any of the foregoing involving a minor traffic infraction, violation of a local ordinance or any other noncompliance with any requirement of law or regulation the potential sanctions for which are similarly immaterial.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of any of the Shares pursuant to Article 2.

“Closing Date” means a Business Day, not later than October 31, 2010, on which the parties agree to close the purchase and sale of any of the Shares.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Company Counsel” means Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Evans Shoal Transaction” means the transactions contemplated by that certain Assets Sale Deed, dated March 25, 2010, by and between Magellan Petroleum Australia Limited, the wholly-owned Australian subsidiary of the Company, and Santos Offshore Pty Ltd.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Initial Closing Date” means the date on which the initial Closing hereunder occurs or, if there shall be only one Closing hereunder, the date on which that Closing occurs.

“Investment Amount” means the aggregate purchase price for the Shares purchased by the Investor.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Investor’s Agreement” means the Investor’s Agreement, dated as of the Initial Closing Date, between the Company and the Investor, in the form of Exhibit A hereto.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, or other restriction of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, or condition (financial or otherwise including such an effect on the ability of the Board and management to carry out their customary functions in the ordinary course of the business) of the Company and the Subsidiaries, taken as a whole, other than any such effect resulting from or relating to a decline in the prices of oil and gas or any other facts or circumstances adversely affecting oil and gas exploration or drilling businesses globally or in the geographic area to which the Evans Shoal Transaction relates, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor’s Agreement and covering the resale by the Investor of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock purchased by the Investor pursuant to this Agreement.

“Special Transaction Committee” means the committee of the Board, the members of which are non-management directors independent of the Investor and its Affiliates, established to act for the Company in lieu of the full Board in connection with the transaction which is the subject of this Agreement, or any alternative transaction.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii), or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Investor’s Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.

PURCHASE AND SALE

2.1. Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at one or more Closings the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, an aggregate of 5,200,000 Shares for an Investment Amount of $15,600,000, being the aggregate purchase price for all 5,200,000 Shares, at a per-share purchase price of $3.00 per Share; provided that, for the avoidance of doubt, a Closing or Closings shall have occurred for the purchase and sale of all of the Shares on or before the closing of the Evans Shoal Transaction.

2.2. Closing. The purchase and sale of the Shares pursuant to this Agreement may occur in one or more Closings on such Closing Dates as requested by the Company and approved by the Investor. Each Closing shall take place at the offices of the Company Counsel, One Financial Center, Boston, Massachusetts 02111 on the Closing Date for the purchase and sale of Shares to which such Closing relates.

2.3. Closing Deliveries.

(a) At each Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i) a certificate evidencing the number Shares purchased and sold at such Closing, registered in the name of the Investor;

(ii) the legal opinion of Company Counsel, in a mutually agreed form, addressed to the Investor, which may be a true copy of an opinion delivered at any prior Closing; and

(iii) the duly executed signature page of the Investor’s Agreement for the Company, unless delivered at a prior Closing.

(b) At each Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) the purchase price for the Shares being purchased at such Closing, in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

(ii) the legal opinion of counsel to the Investor, in a mutually agreed form, addressed to the Company, which may be a true copy of an opinion delivered at any prior Closing; and

(iii) the duly executed signature page of the Investor’s Agreement for the Investor, unless delivered at a prior Closing.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in the SEC Reports (as defined below), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents, except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct their respective businesses, and each is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby shall have been duly authorized by all necessary action on the part of the Company and no further action shall be required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents, and Approvals. The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other United States or foreign governmental authority in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Investor’s Agreement; (ii) the filings required, if any, in accordance with Section 4.5; (iii) filings required by federal or state securities laws; (iv) those that have been made or obtained prior to the date of this Agreement; or (v) those the failure to obtain which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g) Capitalization. The number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports, which information is accurate as of the dates indicated. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specifically disclosed on Schedule 3.1(g), the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 1, 2008 (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as specifically disclosed on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as specifically disclosed on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as specifically disclosed on Schedule 3.1(h), such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Notwithstanding the foregoing or any other provision of this Agreement, if any SEC Report corrects or completes any matter contained in any earlier-filed SEC Report, or any financial statement included in any earlier-filed SEC Report such that, if the information in such SEC Report, or financial statement, had been included or reflected in such earlier-filed SEC Report, or included financial statement, there would not have been a breach of any of the representations and warranties in this Section, no breach of the representations and warranties in this Section shall be deemed to have occurred.

(i) Press Releases. Except as specifically disclosed on Schedule 3.1(i), to the Company’s best knowledge, the press releases disseminated by the Company since July 1, 2008 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the Company’s most recently filed Report on Form 10-Q, except as specifically disclosed in the SEC Reports or in Schedule 3.1(j), (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, or (C) as were reasonably necessary to further the Evans Shoal Transaction; (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock; and (v) except as disclosed in the SEC Reports, the Company has not issued any equity securities to any officer, director, or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no Action which, to the knowledge of the Company, (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents or the Shares or, (ii) except as specifically disclosed in the SEC Reports or in Schedule 3.1(k), would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop-order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any material agreement or instrument to which it is a party or by which it or any of its properties is bound (except where such default or violation has been waived), (ii) is in violation of any order of any United States or foreign court, arbitrator, or governmental body, or (iii) except as specifically disclosed on Schedule 3.1(l), is or has been in violation of any statute, rule, or regulation of any United States or foreign governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. Except as specifically disclosed on Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permits.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting, and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and the Subsidiaries hold title to their respective oil and gas properties free from reasonable doubt to the end that a prudent Person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and the Subsidiaries are engaged for companies of substantially similar size and engaged in substantially similar activities. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, as disclosed in the SEC Reports, on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p) Environmental Matters. Except as specifically disclosed on Schedule 3.1(p), the Company and the Subsidiaries are in compliance with all applicable federal, state, local, and foreign laws, regulations, rules, ordinances, and orders which impose requirements relating to environmental protection, hazardous substances, or public or employee health and safety (collectively, “Environmental Laws”), except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries are subject to any pending or threatened claim alleging that the Company or the Subsidiaries, their respective businesses, or any of their respective assets is in violation of any Environmental Law, and neither the Company nor the Subsidiaries has received any notice or other communication, whether oral or written, from any United States or foreign governmental authority or other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable Environmental Law, except, in each case, where such violation or failure to comply would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth in the SEC Reports or as disclosed in Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary is currently a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants, officers and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or employee or, to the knowledge of the Company, any entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee, or partner.

(r) Internal Accounting Controls. Except as disclosed in Schedule 3.1(r), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in Schedule 3.1(r), the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as described in Schedule 3.1(r), since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement, other than pursuant to the engagement letter whereby Canaccord Genuity Inc. is engaged to advise the Special Transaction Committee and the Board and, if requested, render a fairness opinion or fairness opinions, the financial terms of which engagement have been disclosed to the Investor. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under the Transaction Documents. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person other than the Investor any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u) Listing and Maintenance Requirements. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(u), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately following each Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. The Investor acknowledges and agrees that neither the Company nor any Person acting on behalf of the Company has made and does make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is a corporation duly organized, validly existing, and in good standing under the laws of Luxembourg with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by the Investor of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Investor. Each of this Agreement and the other Transaction Documents has been (or upon delivery will have been) duly executed by the Investor and when delivered by the Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Investor is acquiring the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws and in accordance with the provisions of the Investor’s Agreement. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time the Investor was offered the Shares, it was, and at the date hereof it is, (i) knowledgeable, sophisticated, and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded adequate (i) opportunity to ask such questions as it has deemed necessary and to receive answers from representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents, subject to the exceptions thereto and as set forth therein, as the case may be.

(f) Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company since the time that the Investor was first contacted regarding the investment in the Company which is the subject of this Agreement or any other investment as an alternative to such investment. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by the Transaction Documents are publicly disclosed.

(g) Reliance on Investor Representations. The Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor understands that the Shares are “restricted securities” under the federal securities laws and that under such laws and rules and regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

(h) Risks of Investment. The Investor understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor’s purchase of the Shares, including, but not limited to, those set forth in the SEC Reports. The Investor understands that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

(i) No Approvals. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(j) Location of Offices. The Investor’s principal executive offices are in the jurisdiction set forth in Section 7.3 hereof.

(k) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and has relied on its own industry, business and/or legal advisors in making such decision.

(l) No Voting Agreements. Except for the Transaction Documents, the Investor has not entered into any agreement or arrangement regarding the voting or disposition of the Shares.

(m) No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Company pursuant to written agreements executed by the Company which fees or commissions shall be the sole responsibility of the Company) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. Restrictive Legends on Certificates.

(a) Shares may only be disposed of in compliance with state and federal securities laws and in accordance with the Investor’s Agreement. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as it is not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN AN INVESTOR’S AGREEMENT DATED AS OF AUGUST 5, 2010, A COPY OF WHICH WILL BE PROVIDED BY THE COMPANY TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON SUCH HOLDER’S REQUEST AND WITHOUT CHARGE.

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) with respect to a sale or transfer of such Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) with respect to a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). The Company agrees that following the effective date of the initial Registration Statement filed with the Commission in accordance with the Investor’s Agreement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend, together with the written request of the Investor accompanied by the written representation letter in customary form, deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from all restrictive and other legends. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d) The Investor agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2. Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor.

4.4. Indemnification.

(a) In addition to the indemnity provided in the Investor’s Agreement, the Company shall indemnify and hold harmless the Investor and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, an “Investor Party”) from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company shall reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Notwithstanding any other provision of this Agreement, no action or failure to act by or on behalf of the Company shall be deemed a breach by the Company of this Agreement, and no Investor Party shall be entitled to indemnification or to be held harmless by the Company with respect thereto, if such action or failure to act shall have been approved, voted favorably on or consented to or waived by Nikolay V. Bogachev, any such approval, vote, consent or waiver being deemed for purposes of this Agreement and the transactions contemplated hereby to having been made by the Investor.

(b) In addition to the indemnity provided in the Investor’s Agreement, the Investor shall indemnify and hold harmless the Company and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, a “Company Party”) from any and all Losses that the Company may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Investor in any Transaction Document. In addition to the indemnity contained herein, the Investor shall reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Notwithstanding any other provision of this Agreement, no action or failure to act by or on behalf of the Investor shall be deemed a breach by the Investor of this Agreement, and no Company Party shall be entitled to indemnification or to be held harmless by the Investor with respect thereto, if such action or failure to act shall have been approved, voted favorably on or consented to or waived by a majority of the Special Transaction Committee, any such approval, vote, consent or waiver being deemed for purposes of this Agreement and the transactions contemplated hereby to having been made by the Company.

4.5. Listing of Shares. The Company agrees, (i) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on its current Trading Market on the date of this Agreement and will comply in all material respects with the Company’s reporting, filing, and other obligations under the bylaws or rules of such Trading Market, and (ii) if the Company applies to have the Common Stock traded on any Trading Market other than that of the date of this Agreement, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible.

4.6. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder to facilitate the closing of the Evans Shoal Transaction.

4.7. Other Related Transactions. The Investor hereby covenants and agrees that, from and after the date of this Agreement, the Investor and its Affiliates will cooperate with, and will provide material leadership and support to, the Company, its Board and the Business Development Committee (as defined in the Investor’s Agreement) in order to identify and obtain sources of available financing on or prior to October 31, 2010 for the advancement of the Evans Shoal Transaction; provided that the Company reserves the rights, after consultation with the Business Development Committee, (i) as approved by the Board on behalf of the Company, to determine the process by which such fundraising will be conducted, (ii) as approved by the Special Transaction Committee in the case of any aspect thereof which involves any additional investment by the Investor or any of its Affiliates or any adversity of interest between the Company and the Investor or any of its Affiliates, but subject to the Investor’s percentage-maintenance and other rights under the Investor’s Agreement, to approve on behalf of the Company any aspect of such fundraising, and, (iii) otherwise, as approved by the Board on behalf of the Company, to approve or not approve the terms and conditions, including but not limited to the price, applicable to any investment by any investor other than the Investor or any of its Affiliates and whether to accept or not accept any such possible investment.

4.8. Luxembourg Securities Law Compliance. Between the date of this Agreement and each Closing Date, the Company shall use commercially reasonable efforts to take whatever actions, if any, as are necessary or appropriate to comply with all applicable legal requirements of the Grand Duchy of Luxembourg pertaining to the issuance and sale of the Shares, and the Investor shall take commercially reasonable actions to assist the Company in that regard. Notwithstanding the foregoing, the Company shall not be required to submit to the jurisdiction of, or to taxation by, the Grand Duchy of Luxembourg.

4.9. Best Efforts. Each party shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transaction contemplated by this Agreement as soon as practicable after the date hereof.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investor to Purchase Shares. The obligation of the Investor to acquire Shares at each Closing is subject to the satisfaction or waiver by the Investor, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the date when made and as of such Closing as though made on and as of such date, except in any case in which a representation or warranty expressly speaks as of a particular date, in which case, such representation or warranty shall be true and correct as of such date;

(b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to such Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; provided that, in the case of any thereof which is then reasonably, or would reasonably be believed to be, remedied with the commercially reasonable efforts of the Company and the Investor, the Company and the Investor shall use their respective reasonable efforts to effect such remedy;

(d) Adverse Changes. Since the execution and delivery of this Agreement, no event or series of events shall have occurred that constitutes or would reasonably be expected to result in a Material Adverse Effect;

(e) Evans Shoal Transaction Status. As of the time of any Closing other than the final Closing at which the last of the Shares are sold to and purchased by the Investor to provide funds, together with other funds, to enable the closing of the Evans Shoal Transaction, the progress and status of the Evans Shoal Transaction shall be satisfactory to the Investor, and, in the case of such final Closing, the conditions to the closing of the Evans Shoal Transaction shall have been satisfied or waived;

(f) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

5.2. Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell Shares at each Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date, except in any case in which a representation or warranty expressly speaks as of a particular date, in which case, such representation or warranty shall be true and correct as of such date;

(b) Performance. The Investor shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by the Investor at or prior to such Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; provided that, in the case of any thereof which is then reasonably, or would reasonably be believed to be, remedied with the commercially reasonable efforts of the Company and the Investor, the Company and the Investor shall use their respective reasonable efforts to effect such remedy;

(d) Fairness Opinion. The Company shall have received an opinion from its financial advisor, Canaccord Genuity Inc., that as of the date of this Agreement, the consideration to be received by the Company as a result of the consummation of the transactions contemplated by the Transaction Documents is fair to the Company from a financial point of view;

(e) Investor Deliverables. The Investor shall have delivered its Investor Deliverables in accordance with Section 2.3(b); and

(f) Luxembourg Securities Law Compliance. The Company and the Investor shall have taken whatever actions, if any, as are necessary or appropriate to comply fully with all applicable legal requirements of the Grand Duchy of Luxembourg.

ARTICLE 6.

TERMINATION PRIOR TO CLOSING

6.1. Termination. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to any Closing only as follows:

(a) by the Investor or the Company, upon written notice to the other, if no Closing shall have taken place by 6:30 p.m., Eastern Time, on October 31, 2010; provided, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of a Closing to have occurred by such date and time; or

(b) at any time by mutual agreement of the Company and the Investor; or

(c) by the Investor, if there has been a material breach of any representation or warranty, or covenant or obligation, of the Company contained herein and the same has not been cured within 15 days after notice thereof by the Investor to the Company; or

(d) by the Company, if there has been a material breach of any representation, warranty, or covenant of the Investor contained herein and the same has not been cured within 15 days after notice thereof by the Company to the Investor.

6.2. Effect of Termination. Any termination pursuant to this Article 6 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

ARTICLE 7.

MISCELLANEOUS

7.1. Fees and Expenses.

(a) At the time of each Closing hereunder, the Company shall reimburse the Investor for its out-of-pocket expenses incurred in connection with the transactions contemplated by the Transaction Documents (including, without limitation, the fees and expenses of the Investor’s legal counsel but not other advisors, accountants or experts) through the time of such Closing (collectively, “Reimbursable Expenses”), provided that the aggregate amount of Reimbursable Expenses with respect to the transactions contemplated by the Transaction Documents through the final Closing and completion of all reasonable post-Closing matters shall not exceed $200,000 (collectively, “Reimbursable Expenses”).

(b) Upon any termination of this Agreement resulting from the failure of the Company to satisfy a condition set forth in Section 5.1(b), (g) or (h) where such failure results principally from the Company’s refusal to use its commercially reasonable best efforts to fulfill such a condition, the Company shall reimburse the Investor’s Reimbursable Expenses in an aggregate amount with respect to the transactions contemplated by the Transaction Documents through the effective time of such termination not to exceed $200,000.

(c) Except as specified in Section 7.1(a) or (b) above, each party shall pay the expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

7.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

7.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile on a Trading Day, (b) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Magellan Petroleum Corporation
10 Columbus Boulevard
Hartford, CT 06106
Facsimile: (860) 293-2349
Attention: Walter McCann, Chairman of the Board

with a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Facsimile: (617) 542-2241
Attention: Richard E. Mikels, Esq.

If to the Investor:	Young Energy Prize S.A.
7 rue Thomas Edison
L-1445 Strassen
Grand Duchy of Luxembourg
Facsimile: (+352) 2702 1-401
Attention: Nikolay V. Bogachev

with a copy to:	Snell & Wilmer L.L.P.
1200 17th Street, Suite 1900
Denver, CO 80202
Facsimile: (303) 634-2020
Attention: Roger C. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6. Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or third party acquiring some or all of the Shares in a transaction complying with applicable securities laws without the prior written consent of the Company; provided, that no such assignment shall affect the obligations of the Investor hereunder. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

7.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

7.8. Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees, or agents) shall be commenced exclusively in the Delaware courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provision of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party to the Proceeding for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

7.9. Survival. The representations, warranties, agreements, and covenants contained herein shall survive the last Closing and the delivery of the Shares thereat for a period of 18 months thereafter, after which time they shall expire and be of no further force or effect.

7.10. Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof. If the Investor designates an Affiliate of the Investor to purchase any of the Shares hereunder, the effectiveness of such designation shall be subject to such Affiliate’s executing and delivering a joinder agreement with the Company in form and substance satisfactory to the Company whereby such Affiliate shall become a party to this Agreement as fully and effectively as if such Affiliate had been an original signatory hereto.

7.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents upon a proper showing. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings
Name:	William H. Hastings
Title:	President and Chief Executive Officer

INVESTOR:

YOUNG ENERGY PRIZE S.A.

By:	/s/ Nikolay Bogachev
Name:	Nikolay Bogachev
Title:	Chairman & CEO